EXHIBIT 10.1

AMENDMENT TO PURCHASE AGREEMENT

This is an Amendment (the “Amendment”) dated April 28, 2011 to that certain PURCHASE AGREEMENT (the “Agreement”), dated as of September 17, 2010, by and between ONSTREAM MEDIA CORPORATION, a Florida corporation, (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. Paragraph (i) under Article 1 of the Agreement, “CERTAIN DEFINITIONS” shall be deleted in its entirety and replaced by:

(i) “Maturity Date” means the date that is Seven Hundred Twenty (720) Business Days (Thirty-Six (36) Monthly Periods) from the Commencement Date or the date of Termination of this Agreement, if sooner.

2. Paragraph (a) under Article 2 of the Agreement, “PURCHASE OF SECURITIES”, shall be deleted in its entirety and replaced by:

(a)              Initial Purchase and Commencement of Regular Sales of Common Stock. Within one (1) Business Day following the satisfaction of the conditions (the "Commencement") as set forth in Sections 7 and 8 below (the date of satisfaction of such conditions, the "Commencement Date"), the Investor shall purchase from the Company (i) Three Hundred Thousand (300,000) Purchase Shares (such Purchase Shares are referred to herein as “Initial Purchase Shares”) (ii) the Preferred Shares with the rights and preferences set forth in the Certificate of Designation, and (iii) the Warrants, and upon receipt of such Initial Purchase Shares, Preferred Shares and Warrants, pay to the Company as the purchase price for such Initial Purchase Shares, Preferred Shares and Warrants, the sum of $900,000, via wire transfer.  Thereafter, the Company shall have the right but not the obligation to direct the Investor by its delivery to the Investor of a Purchase Notice from time to time to buy up to One Hundred Thousand (100,000) (the “Regular Purchase Amount”) Purchase Shares (each such purchase a “Regular Purchase”) (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) at the Purchase Price on the Purchase Date.  The Company may deliver multiple Purchase Notices to the Investor so long as at least One (1) Business Day has passed since the most recent Regular Purchase was completed.

3. Paragraph (d) under Article 2 of the Agreement, “PURCHASE OF SECURITIES”, shall be deleted in its entirety and replaced by:

(d)              Compliance with Principal Market Rules.  “Market Price” shall mean $1.02375, which is the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of this Agreement, $0.93, increased by $0.09375 per share to allow for the Warrants.  The Company shall not be required or permitted to issue any shares of Common Stock under this Agreement if such issuance would breach the Company's obligations under the rules or regulations of the Principal Market.  The Company may not issue more than 1,600,000 shares of its Common Stock under this Agreement, including shares of Common Stock issuable upon conversion of the Preferred Shares and the Commitment Shares, without the approval of its stockholders exclusive of any shares of Common Stock issuable upon exercise of the Warrants which Warrants are not exercisable for six (6) months from the date hereof and may not be exercised at a price per share less than the greater of Market Price and Book Value per share.  Book Value per share is equal to $1.71.  The number of shares which may be issued hereunder will be increased by an additional 2,500,000 shares of Common Stock, when the Company, obtains the requisite shareholder approval and the Company hereby covenants and agrees that it shall use its reasonable best efforts to get such requisite shareholder approval for such 2,500,000 additional Purchase Shares and the entire transaction contained herein within two hundred and eighty (280) days from the date hereof.

Initials: Company RS  Investor JS

4.  The terms of Section 12 of the Agreement are incorporated by reference herein.

IN WITNESS WHEREOF, the Investor and the Company have caused this Amendment to be duly executed as of the date first written above.

THE COMPANY:

ONSTREAM MEDIA CORPORATION

By:	/s/ Randy S. Selman
Name:	Randy S. Selman
Title:	CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President